Exhibit 10.1

AMENDMENT TO THE PROMISSORY NOTE

THIS AMENDMENT TO THE PROMISSORY NOTE (this “Agreement”), dated as of August 19, 2024, by and between TicketSmarter, Inc., a Nevada corporation (the “Borrower”), having an office at 14001 Marshall Drive, Lenexa, KS 66215, and the Jeff Goodman and Heather Goodman Joint Revocable Trust (“Lender”), having an address of 11901 W. 168th Street, Overland Park, Kansas 66221.

WHEREAS, Borrower executed and delivered a Note dated as of September 22, 2023 for the benefit of Lender in the original principal amount of $2,700,000.00 (the “Note”); and

WHEREAS, Lender and Borrower desire to amend the Note as set forth herein.

NOW, THEREFORE, for other good and valuable consideration, the parties hereto hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note.

2.	From and after the date hereof, the principle and accrued interest on the Note shall be paid in full by December 31, 2025, based on the schedule set forth in Paragraph 4 below. Any outstanding principal or interest will be paid in full by December 31, 2025.

3.	That the following language in the Note shall be deleted in its entirety and is replaced by the provision set forth in Paragraph 4, below:

“This Promissory Note (the “Note”) shall be due and payable as follows:

Payments of principal and accrued interest shall be paid by Borrower to Lender on the outstanding principal balance in weekly principal payments of Fifty-Four Thousand and No/100 Dollars ($54,000.00) each, together with accrued interest, commencing on January 2, 2024 and continuing on the second business day of each week for Fifty (50) weeks until the principal is paid in full, without notice or demand.”

4.	The following provision is hereby added to the Note, replacing the deleted provision set forth in Paragraph 3, above:

“This Promissory Note (the “Note”) shall be due and payable as follows:

Payments of principal and accrued interest from the date of the original Note dated September 22, 2023 at 13.25% interest shall be paid by Borrower to Lender on the outstanding principal balance in weekly principal payments of Fifty-Four Thousand and No/100 Dollars ($54,000.00) each, together with accrued interest, commencing on January 2, 2025 and continuing on the second business day of each week for Fifty (50) weeks until the principal is paid in full, without notice or demand.”

5.	Borrower and Lender agree that there has been, and there is currently, no Event of Default under the Note and that the interest rate of Thirteen and One Quarter Percent (13.25%) per annum remains in full force and effect from the date of the original Note, September 22, 2023.

6.	Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Note shall remain in full force and effect.

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7.	All references in the “Note” shall mean the Note as hereby amended.

8.	This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

9.	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

10.	This Agreement shall be governed by Kansas law, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

TICKETSMARTER, INC.

BY:	/s/ Stanton E. Ross
NAME:	Stanton E. Ross
TITLE:	President, Chairman of the Board

LENDER:

THE JEFF GOODMAN AND HEATHER GOODMAN JOINT REVOCABLE TRUST

BY:	/s/ Jeff Goodman
NAME:	Jeff Goodman
TITLE:	Trustee

BY:	/s/ Heather Goodman
NAME:	Heather Goodman
TITLE:	Trustee

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